As filed with the Securities and Exchange Commission on July 25, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	54-2091194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 W. Illinois, Suite 100 Midland, Texas 79701 (432) 620-5500	Kenneth V. Huseman President 500 W. Illinois, Suite 100 Midland, Texas 79701 (432) 620-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David C. Buck
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐ (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to	Proposed Maximum Offering	Proposed Maximum Aggregate	Amount of
Title of Securities to be Registered	be Registered	Price(1)	Offering Price(1)	Registration Fee
Common stock, par value $0.01 per share	18,059,424	$36.77	$664,045,020	$77,096

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The price of $36.77 per share represents the average of the high and low price per share of the registrant’s common stock, as reported on the New York Stock Exchange on July 21, 2011.

PROSPECTUS

18,059,424 SHARES OF COMMON STOCK

This prospectus relates to an aggregate of up to 18,059,424 shares of common stock, par value $0.01 per share, of Basic Energy Services, Inc. (“Basic”) that may be resold from time to time by the selling stockholders named on page 7 of this prospectus for their own account. We will not receive any proceeds from the sale of shares offered by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

The selling stockholders may sell the shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of commissions, discounts or concessions. The selling stockholders may sell the shares at any time at market prices prevailing at the time of sale, at prices related to such market prices, at fixed prices or prices subject to change or at privately negotiated prices. This prospectus describes the general matter in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you purchase any of our shares of common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “BAS.” On July 22, 2011, the last reported sale price of our common stock was $34.67 per share.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 4 of this prospectus, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 25, 2011

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer from time to time up to 18,059,424 shares of our common stock. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus or a free writing prospectus. Any prospectus supplement or free writing prospectus may add, update or change information contained or incorporated by reference in this prospectus. Any statement made or incorporated by reference in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement or a free writing prospectus. Therefore, you should read this prospectus (including any documents incorporated by reference) and any prospectus supplement or free writing prospectus before you invest in our common stock.

Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors” below, and our SEC reports in their entirety before investing in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus, any prospectus supplement or any free writing prospectus create any implication that the information contained or incorporated by reference therein is correct as of any time after the date thereof.

Unless this prospectus otherwise indicates or the context otherwise requires, the terms “we,” “our,” “us,” “Basic” or other similar terms as used in this prospectus refer to Basic Energy Services, Inc., together with its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the U.S. federal securities laws. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this prospectus under the caption “Risk Factors” and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other factors, most of which are beyond our control.

The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this prospectus and the documents incorporated by reference herein are forward looking-statements. Although we believe that the forward-looking statements contained in this prospectus and the documents incorporated by reference herein are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Important factors that may affect our expectations, estimates or projections include:

•	a decline in, or substantial volatility of, oil or natural gas prices, and any related changes in expenditures by our customers;

•	the effects of future acquisitions on our business;

•	changes in customer requirements in markets or industries we serve;

•	competition within our industry;

•	general economic and market conditions;

•	our access to current or future financing arrangements;

•	our ability to replace or add workers at economic rates; and

•	environmental and other governmental regulations.

Our forward-looking statements speak only as of the date of this prospectus. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BASIC ENERGY SERVICES, INC.

We provide a wide range of well site services to oil and natural gas drilling and producing companies, including completion and remedial services, fluid services and well site construction services, well servicing and contract drilling. These services are fundamental to establishing and maintaining the flow of oil and natural gas throughout the productive life of a well. Our broad range of services enables us to meet multiple needs of our customers at the well site. Our operations are managed regionally and are concentrated in major United States onshore oil and natural gas producing regions located in Texas, New Mexico, Oklahoma, Arkansas, Kansas, Louisiana, Wyoming, North Dakota, Colorado, Utah, Montana, West Virginia and Pennsylvania. Our operations are focused on liquids rich basins that exhibit strong drilling and production economics as well as natural gas-focused shale plays characterized by prolific reserves and attractive economics. Specifically, we have significant presence in the Permian Basin and the Bakken, Eagle Ford, Haynesville and Marcellus shales. We provide our services to a diverse group of over 2,000 oil and natural gas companies.

Our four operating segments are Completion and Remedial Services, Fluid Services, Well Servicing and Contract Drilling. The following is a description of these segments:

•	Completion and Remedial Services. Our completion and remedial services segment operates our fleet of pressure pumping units, an array of specialized rental equipment and fishing tools, air compressor packages specially configured for underbalanced drilling operations and cased-hole wireline units and snubbing units. The largest portion of this business segment consists of pressure pumping services focused on cementing, acidizing and fracturing services in niche markets.

•	Fluid Services. Our fluid services segment utilizes our fleet fluid service trucks and related assets, including specialized tank trucks, storage tanks, water wells, disposal facilities, construction and other related equipment. These assets provide, transport, store and dispose of a variety of fluids, as well as provide well site construction and maintenance services. These services are required in most workover, completion and remedial projects and are routinely used in daily producing well operations.

•	Well Servicing. Our well servicing segment operates our fleet of well servicing rigs and related equipment. This business segment encompasses a full range of services performed with a mobile well servicing rig, including the installation and removal of downhole equipment and elimination of obstructions in the well bore to facilitate the flow of oil and natural gas. These services are performed to establish, maintain and improve production throughout the productive life of an oil and natural gas well and to plug and abandon a well at the end of its productive life. Our well servicing equipment and capabilities also facilitate most other services performed on a well.

•	Contract Drilling. Our contract drilling segment operates drilling rigs and related equipment. We use these assets to penetrate the earth to a desired depth and initiate production from a well.

Our principal executive offices are located at 500 W. Illinois, Suite 100, Midland, Texas 79701, and our phone number is (432) 620-5500.

RISK FACTORS

Investing in our common stock involves risk. See the risk factors described in our annual report on Form 10-K for our fiscal year ended December 31, 2010 as well as our quarterly report for the quarter ended June 30, 2011, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks, the risks described below and the other information we include or incorporate by reference in this prospectus. If applicable, we will include in a prospectus supplement a description of the significant factors relating to the offering described in that prospectus supplement, including any additional risk factors. If one or more of the events discussed in these risk factors were to occur, our business, financial condition and results of operations, cash flow and prospects could be materially affected.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations.

The market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in oil and natural gas prices;

•	changes in our cash flows from operations or earnings estimates;

•	publication of research reports about us or the oilfield services or exploration and production industries generally;

•	increases in market interest rates, which may increase our cost of capital;

•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;

•	changes in the market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions, including sales of common stock, by our stockholders;

•	speculation in the press or investment community regarding our business;

•	general market and economic conditions; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

The selling stockholders may continue to have a substantial influence on the outcome of stockholder voting and may exercise this voting power in a manner that may not be in the best interest of our other stockholders.

As of July 22, 2011, the selling stockholders, which are managed by affiliates of Credit Suisse AG, a Swiss Bank, and Credit Suisse Securities (USA) LLC, beneficially owned approximately 42.7% of our outstanding common stock. Notwithstanding any sales that the selling stockholders may make pursuant to this prospectus, they may continue to be in a position to have a substantial influence on the outcome of matters requiring a stockholder vote, including the election of directors, adoption of amendments to our certificate of incorporation or bylaws or approval of transactions involving a change of control. The interests of the selling stockholders may differ from those of our other stockholders, and the selling stockholders may vote their common stock in a manner that may adversely affect our other stockholders.

Future sales of shares of our common stock could adversely affect the market price of our common stock.

The registration statement of which this prospectus forms a part is registering for resale all of the 18,059,424 shares of our common stock held by the selling stockholders, and upon effectiveness of the registration statement, such shares will be available for immediate sale. Future sales of substantial amounts of our common stock in the public market following this offering, whether by us or our existing stockholders, or the perception that such sales could occur, may adversely affect the market price of our common stock, which could decline significantly. Sales by our existing stockholders might also make it more difficult for us to raise equity capital by selling new common stock at a time and price that we deem appropriate.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, to fund expansion of our operations or for other purposes. We may issue shares of our common stock at prices or for consideration that is greater or less than the price at which the shares of common stock are being offered by this prospectus. To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced.

USE OF PROCEEDS

Any proceeds from the sale of the shares offered by this prospectus will be received by the selling stockholders, and we will not receive any proceeds from the sale of such shares.

We will incur all of the costs associated with the registration of the shares offered by this prospectus other than underwriting discounts and commissions, if any. Please read “Plan of Distribution.”

SELLING STOCKHOLDERS

The following table sets forth information regarding the selling stockholders and the shares that may be offered and sold from time to time by them pursuant to this prospectus. The information set forth below is based on written representations provided to us by the selling stockholders. The selling stockholders named below are referred to in this prospectus as the “selling stockholders.”

The shares of common stock that may be offered and sold pursuant to this prospectus were issued to the selling stockholders in private placements of such shares, or upon the exercise of warrants issued in private placements, prior to our initial public offering in 2005.

The selling stockholders may offer from time to time some, all or none of their shares pursuant to this prospectus. Since the selling stockholders are not obligated to sell, transfer or otherwise dispose of their shares, and because the selling stockholders may acquire our publicly-traded common stock, we cannot estimate how many shares each selling stockholder will actually own after this offering. The table below assumes that the selling stockholders will sell all of the shares of common stock covered by this prospectus and will not acquire any additional shares on the open market or otherwise.

Credit Suisse AG, a Swiss bank, owns the majority of the voting stock of Credit Suisse Holdings (USA), a Delaware corporation which in turn owns all of the voting stock of Credit Suisse (USA) Inc., a Delaware corporation (“CS-USA”). The selling stockholders are merchant banking funds managed by indirect subsidiaries of CS-USA and form part of Credit Suisse’s Asset Management Division. The ultimate parent company of Credit Suisse AG is Credit Suisse Group AG. Credit Suisse Group AG disclaims beneficial ownership of the common stock that is beneficially owned by its direct and indirect subsidiaries. Credit Suisse AG, its executive officers and directors, and its direct and indirect subsidiaries may beneficially own shares that are not included in this prospectus. Based on representations made to us by the selling stockholders, to our knowledge, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, except that an affiliate of the selling stockholders was a lender under a revolving credit facility that we terminated in 2009. Each of the selling stockholders is an affiliate of a registered U.S. broker-dealer. Based on written representations received from the selling stockholders, to our knowledge, each of the selling stockholders acquired its shares of common stock in the ordinary course of its business, and at the time of acquisition, none of the selling stockholders had any direct or indirect agreements or understandings with any person to distribute its shares. We have determined beneficial ownership in accordance with the rules of the SEC.

Voting and dispositive power over the shares owned by the selling stockholders are exercised by an investment committee of the general partner of each of the selling stockholders. The members of such investment committee are Nicole Arnaboldi, Susan Schanabel, Colin Taylor, Thompson Dean and Neal Pomroy, each of whom disclaims beneficial ownership of the shares held by the selling stockholders and their affiliated entities, except to the extent of his or her pecuniary interest therein.

All of the entities listed below can be contacted at Eleven Madison Avenue, New York, New York 10010-3629 except for the three “Offshore Partners” entities, which can be contacted at John B. Gosiraweg, 14, Willemstad, Curacao, Netherlands Antilles.

	Number of Shares of		Number of Shares
	Common Stock	Number of Shares	of Common Stock
	Beneficially Owned	of Common Stock	Beneficially Owned
Selling Stockholder	Prior to the Offering	to be Offered	After the Offering

DLJ Merchant Banking Partners III, L.P.	12,650,117	12,650,117	—
DLJ ESC II, L.P.	1,493,185	1,493,185	—
DLJ Offshore Partners III, C.V.	884,531	884,531	—
DLJ Offshore Partners III-1, C.V.	228,284	228,284	—
DLJ Offshore Partners III-2, C.V.	162,622	162,622	—
DLJ MB Partners III GmbH & Co. KG	107,898	107,898	—
DLJ MB Funding III, Inc.	132,220	132,220	—
Millennium Partners II, L.P.	21,516	21,516	—
MBP III Plan Investors, L.P.	2,379,051	2,379,051	—

The shares of common stock owned by the selling stockholders are being registered for resale pursuant to the Third Amended and Restated Stockholders’ Agreement, dated December 20, 2010 (the “Stockholders’ Agreement”), by and among Basic and the selling stockholders. The Stockholders’ Agreement provides for certain informational and consultation rights, along with confidentiality obligations, and registration rights for the selling stockholders. As long as (i) any selling stockholder remains an Affiliate (as defined in the Stockholders’ Agreement) of Basic or (ii) the selling stockholders, collectively, beneficially hold at least ten percent of the outstanding shares of Basic’s common stock, the selling stockholders can require Basic to register shares of common stock on up to three occasions, provided that the proposed offering proceeds for the offering equal or exceed $10 million (or $5 million if Basic is able to register such securities on Form S-3). In addition to such demand registration rights, the Stockholders’ Agreement provides the selling stockholders with piggyback registration rights with respect to any proposed offering of equity securities pursuant to a registration statement filed by Basic (other than a registration statement on Form S-4 or Form S-8). Basic is also obligated under the Stockholders’ Agreement to perform certain other actions in connection with a demand registration or piggyback registration request by any of the selling stockholders.

The Stockholders’ Agreement terminates upon the earliest of (i) the dissolution, liquidation or winding-up of Basic, (ii) the date all of the selling stockholders cease to be Affiliates of Basic and the selling stockholders, collectively, beneficially hold less than ten percent of the outstanding shares of common stock of Basic, or (iii) December 21, 2015.

DESCRIPTION OF COMMON STOCK

The following summary of the rights, preferences and privileges of our common stock and certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws.

Our authorized capital stock consists of:

•	80,000,000 shares of common stock, $0.01 par value; and

•	5,000,000 shares of preferred stock, $0.01 par value, none of which are currently designated.

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election. The holders of common stock are entitled to receive dividends as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, and subject to any prior rights of outstanding preferred stock, the holders of our common stock will be entitled to share pro rata in the distribution of all of our assets available for distribution to our stockholders after satisfaction of all of our liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The holders of our common stock have no preemptive or other subscription rights to purchase our common stock.

Subject to the provisions of the certificate of incorporation and limitations prescribed by law, the board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of the series, which may be superior to those of the common stock, without further vote or action by the stockholders. We have no present plans to issue any shares of preferred stock.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and, as a result, protect the continuity of our management. The issuance of shares of the preferred stock under the board of directors’ authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•	our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by (1) persons who are directors and also officers and (2) employee stock plans, under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by the anti-takeover law. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.

Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and not by written consent. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our charter and bylaws grant our board the power to adopt, amend and repeal our bylaws on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by the holders of not less than 66 2/3% of the voting power of all outstanding voting stock. Also, our bylaws preclude the ability of our stockholders to call special meetings of stockholders. Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. In addition, the ability of our stockholders to remove directors without cause is precluded.

Our board of directors is divided into three classes, and directors serve staggered three-year terms. Any vacancies on the board of directors shall be filled by vote of the board of directors until the next meeting of stockholders when the election of directors is in the regular course of business, and until a successor has been duly elected and qualified.

The foregoing provisions of our certificate of incorporation and bylaws and the provisions of Section 203 of the Delaware General Corporation Law could have the effect of delaying, deferring or preventing a change of control of our company.

Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the Delaware General Corporation Law, or DGCL, for all current or former directors or officers of Basic Energy Services. As permitted by the DGCL, the certificate of incorporation provides that directors of Basic Energy Services shall have no personal liability to Basic Energy Services or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to Basic Energy Services or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.

We have also entered into indemnification agreements with all of our directors and some of our executive officers (including each of our named executive officers). These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted. The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees are named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares of common stock offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of such common stock will be the purchase price of the common stock less any discounts and commissions. The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.

The common stock offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling stockholders and their successors, which includes their donees, pledgees or transferees or their successors-in-interest; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or the purchasers of the common stock. These discounts, commissions or concessions may be in excess of those customary in the types of transactions involved.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. Any affiliate of a selling stockholder that is a registered broker-dealer may be deemed to be an underwriter. As a result, any profits on the sale of the common stock by such selling stockholders and any discounts, commissions or concessions received by it may be deemed to be underwriting discounts and commissions under the Securities Act. Affiliates of selling stockholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

There can be no assurance that any selling stockholder will sell any or all of its common stock pursuant to this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than pursuant to this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the shares pursuant to the Stockholders’ Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all underwriting discounts and commissions, if any. Pursuant to the Stockholders’ Agreement, we will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act. Pursuant to the Stockholders’ Agreement, we may be indemnified by the selling stockholders against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Andrews Kurth LLP. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and related financial statement schedules of Basic Energy Services, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about our common stock, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is www.sec.gov. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at www.basicenergyservices.com. Information contained on our website is not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC will automatically update and supersede the information in the prospectus and in our other filings with the SEC.

We incorporate by reference in this prospectus the documents listed below which we filed with the SEC and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) subsequent to the date of this prospectus and prior to the completion of the offering of the securities pursuant to this prospectus.

•	Our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011, which we refer to as our 2010 Form 10-K;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed on April 21, 2011 that are incorporated by reference into Part III of our 2010 Form 10-K;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 2011, filed with the SEC on April 27, 2011 and July 25, 2011, respectively;

•	Our current reports on Form 8-K and 8-K/A, filed with the SEC on February 3, 2011 (Item 8.01 only), February 9, 2011, February 18, 2011, February 23, 2011, March 16, 2011, April 12, 2011, May 27, 2011 (as amended June 1, 2011), June 7, 2011, June 13, 2011, June 14, 2011, July 12, 2011 and July 21, 2011; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 6, 2005, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document all or a portion of which is incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any future filings that we incorporate by reference herein modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by contacting us at the following address:

Basic Energy Services, Inc.
500 W. Illinois, Suite 100
Midland, Texas 79701
Phone: (432) 620-5500
Attn: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$77,277
Accounting fees and expenses	$40,000
Legal fees and expenses	$30,000
Miscellaneous	$5,000

Total	$152,277

Item 15.	Indemnification of Directors and Officers.

Basic Energy Services, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Basic Energy Services’ certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Basic Energy Services. As permitted by the DGCL, the certificate of incorporation provides that directors of Basic Energy Services shall have no personal liability to Basic Energy Services or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to Basic Energy Services or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

We have also entered into indemnification agreements with all of our directors and some of our executive officers (including each of our named executive officers). These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the

State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against:

•	us, except for:

•	claims regarding the indemnitee’s rights under the indemnification agreement;

•	claims to enforce a right to indemnification under any statute or law; and

•	counter-claims against us in a proceeding brought by us against the indemnitee; or

•	any other person, except for claims approved by our board of directors.

We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies will include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees will be named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Item 16.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Item 17.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(l)(a), A(l)(b) and A(1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 25th day of July, 2011.

BASIC ENERGY SERVICES, INC.

By:	/s/ Kenneth V. Huseman
Kenneth V. Huseman
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Kenneth V. Huseman and Alan Krenek his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacities	Date

/s/ Kenneth V. Huseman Kenneth V. Huseman	President and Chief Executive Officer (Principal Executive Officer) and Director	July 25, 2011

/s/ Alan Krenek Alan Krenek	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 25, 2011

/s/ Steven A. Webster Steven A. Webster	Chairman of the Board	July 25, 2011

/s/ James S. D’Agostino, Jr. James S. D’Agostino, Jr.	Director	July 25, 2011

/s/ William E. Chiles William E. Chiles	Director	July 25, 2011

/s/ Robert F. Fulton Robert F. Fulton	Director	July 25, 2011

Signature	Capacities	Date

/s/ Antonio O. Garza, Jr. Antonio O. Garza, Jr.	Director	July 25, 2011

/s/ Sylvester P. Johnson, IV Sylvester P. Johnson, IV	Director	July 25, 2011

/s/ Thomas P. Moore, Jr. Thomas P. Moore, Jr.	Director	July 25, 2011

EXHIBIT INDEX

Number		Description

1	.1**	Form of Underwriting Agreement.
2.1		Agreement and Plan of Merger, dated as of January 8, 2007, by and among Basic Energy Services, Inc., JS Acquisition LLC and JetStar Consolidated Holdings, Inc. (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on March 8, 2007)
2.2		Amendment to Merger Agreement, dated as of March 5, 2007, by and among Basic Energy Services, Inc., JS Acquisition LLC and JetStar Consolidated Holdings, Inc. (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on March 8, 2007)
4.1		Amended and Restated Certificate of Incorporation of Basic Energy Services, Inc., dated September 22, 2005. (Incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on September 28, 2005)
4.2		Amended and Restated Bylaws of Basic Energy Services, Inc., effective as of March 9, 2010. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on March 15, 2010)
4.3		Specimen Stock Certificate representing common stock of Basic Energy Services, Inc. (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (SEC File No. 333-127517), filed on November 4, 2005)
4.4		Third Amended and Restated Stockholders’ Agreement entered into effective as of December 20, 2010, by and among Basic Energy Services, Inc., DLJMB Funding III, Inc., DLJ ESC II, L.P., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co., KG, DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., Millennium Partners II, L.P., and MBP Plan Investors, L.P. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (SEC File No. 001-32693), filed on December 22, 2010)
5	.1*	Opinion of Andrews Kurth LLP regarding the legality of the common stock being registered.
23	.1*	Consent of KPMG LLP.
23	.2*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
24	.1*	Powers of Attorney (included in Part II as part of the signature page of the Registration Statement)

*	Filed herewith.

**	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.